Exhibit 3.110

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

ASP GREDE INTERMEDIATE HOLDINGS LLC

Dated as of July 24, 2014

i

(cont.)

(cont.)

		Page

ARTICLE IX
REGISTRATION

SECTION 9.01.	Piggyback Rights	30
SECTION 9.02.	Registration of AS Persons	30
SECTION 9.03.	Other Registration-Related Matters	32
SECTION 9.04.	Indemnification	34

ARTICLE X
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

SECTION 10.01.	Organization; Standing and Power	37
SECTION 10.02.	Authority; Execution and Delivery; Enforceability	37
SECTION 10.03.	No Conflicts; Consents	37
SECTION 10.04.	Investment Intent	38

ARTICLE XI
LIMITATION ON LIABILITY; EXCULPATION
AND INDEMNIFICATION

SECTION 11.01.	Limitation on Liability	38
SECTION 11.02.	Exculpation and Indemnification	38

ARTICLE XII
DISSOLUTION; LIQUIDATION

SECTION 12.01.	Withdrawal of Members	39
SECTION 12.02.	Dissolution	39
SECTION 12.03.	Distribution Upon Dissolution	40

ARTICLE XIII
CERTIFICATES AND UNITS

SECTION 13.01.	Certificates	41
SECTION 13.02.	Transfer of Units	42
SECTION 13.03.	Regulations	42
SECTION 13.04.	Registered Members	42
SECTION 13.05.	Economic and Voting Privileges	42

ARTICLE XIV
ADDITIONAL AGREEMENTS

SECTION 14.01.	Intentionally Omitted	42
SECTION 14.02.	Mergers, Etc.	42

(cont.)

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ASP Grede Intermediate Holdings LLC (the “Company”), dated as of June 2, 2014, by and among (i) ASP Grede Holdings LLC, a Delaware limited liability company (together with its respective successors and permitted assigns and transferees, the “AS Investor”), and (ii) each other Person who holds Units or other equity securities of the Company and executes a writing reasonably satisfactory in form and substance to the Company and the AS Investor pursuant to which such Person agrees to become a party to, and to be bound by, the terms of this Agreement (together with each Person who executes an Assumption Agreement and falls under clause (a) of the definition of Assumption Agreement, the “Minority Investors”).

WHEREAS, the Company was formed on March 25, 2014 as a limited liability company pursuant to the provisions of the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware and by entering into a limited liability company agreement (the “Initial Agreement”) pursuant to which AS Investor became a member of the Company;

WHEREAS, as of the date of this Agreement, the AS Investor holds all of the outstanding Units and no other equity interests or equity securities of the Company are outstanding; and

WHEREAS, the AS Investor desires to enter into this Agreement in the form hereof, among other things, to amend and restate the Initial Agreement in its entirety.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.01.                                       Definitions. The following terms shall, for the purposes of this Agreement have the following meanings.

“Affiliate” of any Person shall mean any other Person that, directly or indirectly, Controls, is under common Control with or is Controlled by such Person. In addition, solely for the purposes of the definition of “Covered Person”, any general partner or limited partner of a specified Person or a Person who holds a direct or indirect, contingent or otherwise, equity interest in a specified Person shall be deemed to be an Affiliate of such Person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Applicable Law” shall have the meaning set forth in Section 10.03.

“AS Demand Party” shall have the meaning set forth in Section 9.02(a).

“AS Investor” shall have the meaning set forth in the preamble hereto.

“AS Nominee” shall have the meaning set forth in Section 5.02(d).

“AS Person(s)” shall mean, any of the following individually, or such Persons collectively, as the context requires: (i) the AS Investor, (ii) ASP Grede Investco LP, (iii)

American Securities Partners VI, L.P., (iv) American Securities Partners VI(B), L.P., (v) American Securities Partners VI(C), L.P., (vi) American Securities Partners VI(D), L.P., (vii) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of American Securities LLC or an Affiliate of any such Person and (viii) any successor of any of the foregoing.

“AS Sale” shall have the meaning set forth in Section 7.04(a).

“Assumption Agreement” shall mean a writing reasonably satisfactory in form and substance to the Company and the AS Investor whereby a transferee of Units or other equity securities of the Company becomes a party to, and agrees to be bound by (to the same extent as its transferor), the terms of this Agreement (i.e., (a) if the transferor of such Units or other equity securities of the Company was a Minority Investor, such transferee will be subject to the same rights and obligations as such Minority Investor and (b) if the transferor of such Units or other equity securities of the Company was an AS Person, such transferee will be subject to the same rights and obligations as such AS Person).

“Available Units” shall have the meaning set forth in Section 6.06(e).

“Board” shall have the meaning set forth in Section 5.01(a).

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks are required or permitted to close by law in The City of New York.

“Call Option” shall have the meaning set forth in Section 6.06(a).

“Call Period” shall have the meaning set forth in Section 6.06(b).

“Capital Contributions” shall mean the total amount of cash and the Fair Market Value of any property contributed to the Company.

“Cause” shall mean that:

(a)         an employee has committed a deliberate and premeditated act against the interests of the Company, including an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or

(b)         an employee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(c)          an employee has failed to perform or neglected the material duties incident to his or her employment with the Company on a regular basis, and such refusal or failure shall have continued for a period of 20 days after written notice to such employee specifying such refusal or failure in reasonable detail; or

(d)         an employee has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Board); or

(e)          an employee has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his or her employment with the Company and such refusal continues for more than 20 days after written notice is given to such employee; or

(f)           an employee has materially breached any of the terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such employee is a party; or

(g)          an employee has engaged in (i) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (ii) habitual drunkenness.

Any voluntary termination of employment by an employee in anticipation of an involuntary termination of such employee’s employment for Cause shall be deemed to be a termination for “Cause.” In the event that an employee is party to an employment, severance or similar agreement, or non-competition or similar type of agreement, with the Company or any of its Affiliates and such agreement contains a definition of “Cause”, the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such employee, by the definition of “Cause” used in such agreement.

“Certificate” shall mean the certificate of formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of Delaware pursuant to the Delaware Act.

“Class A Member” shall mean any Member who holds any Class A Units in its capacity as the holder of such Class A Unit.

“Class A Units” shall mean the Units authorized by the Company pursuant to this Agreement and designated as Class A Units.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor law.

“Company” shall have the meaning set forth in the preamble hereto.

“Compensation Committee” shall mean the compensation committee of the Board or, if no compensation committee has been appointed, the Board (acting by a majority).

“Competitive Opportunity” shall have the meaning set forth in Section 6.03(b).

“Confidential Information” shall have the meaning set forth in Section 15.07.

“Contingencies” shall have the meaning set forth in Section 12.03(d)(ii).

“Contract” shall have the meaning set forth in Section 10.03.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities,

by Contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Covered Person” shall mean (a) any Member, (b) any Affiliate of a Member, (c) any officer, director, manager, shareholder, partner, employee, representative, trustee or agent or spouse thereof of a Member or any Affiliate of a Member or (d) any officer, director, manager, shareholder, partner, employee, representative, trustee or agent or spouse thereof of the Company or any Affiliate of the Company.

“Delaware Act” shall mean the Delaware Limited Liability Company Act 6 Del. C. § 18-101, et seq., as the same may be amended from time to time.

“Disability” shall mean a physical or mental disability to the extent that an employee cannot perform his or her duties as an employee (in his or her then-current position) of the Company or any subsidiary of the Company for a period of 90 consecutive days. In the event that an employee is party to an employment, severance or similar agreement, or non-competition or similar type of agreement, with the Company or any of its Affiliates and such agreement contains a definition of “Disability”, the definition of “Disability” set forth above shall be deemed replaced and superseded, with respect to such employee, by the definition of “Disability” used in such agreement.

“Dragging Parties” shall have the meaning set forth in Section 7.05(a).

“Drag-Along Notice” shall have the meaning set forth in Section 7.05(b).

“Exempted Persons” shall have the meaning set forth in Section 6.03(a).

“Fair Market Value” shall mean (a) in the case of securities, (i) if equity securities of the Company are listed on a national stock exchange, the officially quoted closing price on such stock exchange, (ii) if equity securities of the Company are listed on the NASDAQ National Market, the officially quoted closing price on NASDAQ, (iii) if equity securities of the Company are listed on NASDAQ but not on the National Market, the average of the closing bid and asked prices reported by NASDAQ, in each case on the date as of which the value is to be determined (or if such date is not a trading day, as of the preceding trading day), or (iv) if equity securities of the Company are not listed on either a national stock exchange or NASDAQ, the fair market value as determined by the Board in its sole discretion, subject only to the requirement that the Board shall have made such determination in good faith and (b) in the case of any other property, the fair market value of the consideration or amount that may be reasonably expected to be paid or given in exchange for equity securities of the Company as determined by the Board in its sole discretion, subject only to the requirement that the Board shall have made such determination in good faith, in an exchange between a willing buyer and an unrelated willing seller, with equity to both, neither under any compulsion to buy or sell, and both fully aware of all relevant facts, as of the specified date.

“Fiscal Year” shall mean the fiscal year of the Company and shall, except as otherwise required by Section 441 of the Code, be the calendar year. The Fiscal Year shall be the same for financial statement and federal income tax purposes.

“Good Reason” shall, with respect to a Member who is an employee of the Company or any of its Affiliates, mean (a) a material diminution in employee’s title, duties, authorities, or reporting responsibilities, without employee’s prior consent or (b) a reduction of employee’s base salary or target bonus incentive opportunity under any bonus or incentive plan without employee’s prior consent. Notwithstanding the foregoing, no event described in the preceding sentence shall constitute termination for Good Reason unless the employee gives the Company notice of the event within the 60 day period following the occurrence of such event. In the event that an employee is party to an employment, severance or similar agreement, or non-competition or similar type of agreement, with the Company or any of its Affiliates and such agreement contains a definition of “Good Reason”, “Termination for Good Reason” or similar term, the definition of “Good Reason” set forth above shall be deemed replaced and superseded, with respect to such employee, by such definition used in such agreement.

“Governmental Authority” shall have the meaning set forth in Section 10.03.

“Holder” shall have the meaning set forth in Section 9.03(a).

“Indemnified Parties” shall have the meaning set forth in Section 9.04(a).

“Independent Accounting Firm” shall have the meaning set forth in Section 4.02.

“Individual Class A Percentage Interest” shall mean an individual Class A Member’s percentage interest in the Class A Units determined by dividing (x) the number of Class A Units held by such Member by (y) the total number of Class A Units then outstanding.

“Initial Agreement” shall have the meaning set forth in the recitals.

“Initiating Party” shall have the meaning set forth in Section 9.01(a).

“IPO” shall mean the completion of a Public Offering of equity securities of the Company (or of a successor entity thereto, including an IPO Corporation) at the conclusion of which the aggregate value of equity securities of the Company (or of a successor entity thereto, including an IPO Corporation) that have been sold to the public pursuant to such Public Offering or previous Public Offerings is equal to or exceeds $100 million and at the time of which Public Offering equity securities of the Company are or become listed on a national securities exchange or on the NASDAQ Stock Market or NASDAQ National Market.

“IPO Conversion” shall have the meaning set forth in Section 8.01(a).

“IPO Corporation” shall have the meaning set forth in Section 8.01(a).

“Issuance” shall have the meaning set forth in Section 3.02(a).

“Issuance Notice” shall have the meaning set forth in Section 3.02(a).

“Judgment” shall have the meaning set forth in Section 10.03.

“Legend” shall have the meaning set forth in Section 13.01(b).

“Liquidation Agent” shall have the meaning set forth in Section 12.03(a).

“Losses” shall have the meaning set forth in Section 9.04(e).

“Manager” shall have the meaning set forth in Section 5.02(a).

“Members” shall mean collectively the Persons who own any Units and “Member” shall mean any Person who owns any Units. All references herein to “Members” and “Member,” as applicable, shall be to those Members and Member, as applicable, then existing.

“Member Material Adverse Effect” shall have the meaning set forth in Section 10.01.

“Minority Investors” shall have the meaning set forth in the preamble to this Agreement.

“Minority Units” shall mean all Units or other equity securities of the Company issued to or held by any Minority Investor, including all Units purchased by a Minority Investor for cash or issued in connection with the exercise of an option or by way of a distribution or sale in connection with any conversion, merger, consolidation, recapitalization or other reorganization affecting the Units or other equity securities of the Company. Minority Units will continue to be Minority Units in the hands of any transferee other than the Company or an AS Person.

“Officers” shall have the meaning set forth in Section 5.14(a).

“Permitted Third Party Transfer Date” shall mean, in the case of any Minority Investor, the 10th anniversary of the date on which such Minority Investor was originally issued Units or other equity securities of the Company proposed to be sold pursuant to Section 7.02(a).

“Permitted Transferee” shall mean any Person to whom Units or other equity securities of the Company are transferred in a Transfer in accordance with Section 7.03 and not in violation of this Agreement and who is required to, and does, execute and deliver to the Company an Assumption Agreement, and includes any Person to whom a Permitted Transferee of a Minority Investor (or a Permitted Transferee of a Permitted Transferee) so further Transfers Units or other equity securities of the Company and who is required to, and does, execute and deliver to the Company an Assumption Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other legal entity of any nature whatsoever.

“Piggy-Back Securities” shall have the meaning set forth in Section 9.01(a).

“Proposed Transferee” shall have the meaning set forth in Section 7.04(a).

“Protective Agreements” shall have the meaning set forth in Section 6.04(d).

“Public Offering” shall mean the sale of Units or other equity securities of the Company (or of a successor entity thereto, including an IPO Corporation) to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.

“Public Subsidiary” shall have the meaning set forth in Section 8.01(a).

“Public Subsidiary Securities” shall mean the equity securities of a Public Subsidiary.

“Qualified Purchaser” shall mean any Person to whom any Minority Investor wishes to sell Units or other equity securities of the Company pursuant to Section 7.02; provided, that, such Person (a) shall not be, directly or indirectly, engaged in any business which is in competition with the Company or any of its direct or indirect subsidiaries, (b) shall have been approved by the Company (which approval shall not be unreasonably denied except in the case of (A) potential interference with the Company’s strategy or (B) any reasonably foreseeable potential adverse effect on the Company or any of its Members, as determined by the Company in good faith) and (c) executes and delivers to the Company and the AS Investor an Assumption Agreement.

“Registrable Securities” shall mean any Units or other equity securities of the Company (or of a successor entity thereto, including an IPO Corporation) held by the Members. For purposes of this Agreement, any Registrable Securities held by any Person will cease to be Registrable Securities when (a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) all Registrable Securities held by such Person may be offered and sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act in a single transaction or series of transactions over a 90-day period, or (c) such Registrable Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to the performance by the Company (or by a successor entity thereto, including an IPO Corporation) of its obligations under Section 9.01 and Section 9.02, including (a) all SEC, stock exchange, National Association of Securities Dealers, Inc. and other comparable regulatory agencies, registration and filing fees, (b) all fees and expenses of the Company (or of a successor entity thereto, including an IPO Corporation) in complying with securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications), (c) all printing, messenger and delivery expenses of the Company (or of a successor entity thereto, including an IPO Corporation), (d) the fees and disbursements of counsel for the Company (or for a successor entity thereto, including an IPO Corporation) and of its independent accountants, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance, and (e) fees and disbursements customarily paid by issuers of securities (but not underwriters’ or sales agents’ discounts or similar compensation).

“Remaining Units” shall have the meaning set forth in Section 7.02(b).

“Right” shall have the meaning set forth in Section 3.02(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shareholders’ Agreement” shall have the meaning set forth in Section 8.02.

“Shortfall Units” shall have the meaning set forth in Section 7.02(b).

“Tag-Along Acceptance” shall have the meaning set forth in Section 7.04(a).

“Tag-Along Notice” shall have the meaning set forth in Section 7.04(a).

“Tagging Member” shall have the meaning set forth in Section 7.04(a).

“Termination Date” shall mean the date on which a Termination Event occurs.

“Termination Event” shall mean (a) the termination of the employment or consultancy of a Minority Investor with the Company or any of its subsidiaries or (b) the cessation of the service of a Minority Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Units to such Minority Investor as a Permitted Transferee) as a non-employee manager, director, consultant or independent contractor of the Company or any of its subsidiaries.

“Third Party” shall have the meaning set forth in Section 7.05.

“Transfer” shall mean a transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right.

“Transfer Notice” shall have the meaning set forth in Section 7.02(a).

“Transfer Units” shall have the meaning set forth in Section 7.02(a).

“Units” shall mean all units of the Company which represent limited liability company membership interests in the Company, including the Class A Units.

“Waiver” shall have the meaning set forth in Section 15.06(c).

SECTION 1.02.                                   Usage Generally; Interpretation. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular, as the case may be. The use of the word “or” is not exclusive. All references herein to Articles, Sections, Subsections, recitals and paragraphs shall be deemed to be references to Articles, Sections, Subsections, recitals and paragraphs of this Agreement unless the context otherwise requires. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute or law defined or referred to herein shall mean such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or is expressly prohibited or ineffective under the Delaware Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Delaware Act or any other law or rule.

ARTICLE II

ORGANIZATION AND OTHER MATTERS

SECTION 2.01.                                   Formation. The Company was formed on March 25,2014 as a limited liability company pursuant to the provisions of the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware. Each Member hereby adopts, confirms and ratifies the Certificate and all acts taken in connection therewith.

SECTION 2.02.                                   Company Name. The name of the Company is ASP Grede Intermediate Holdings LLC. The Board may change the name of the Company from time to time as it deems advisable.

SECTION 2.03.                                   Business Purpose. The purpose and the business of the Company shall be to engage in any lawful business for which a limited liability company may be organized under the Delaware Act. The Company shall have all powers reasonably necessary, suitable or convenient for the furtherance of the business in accordance with, and subject to the terms and conditions of, this Agreement and the Delaware Act.

SECTION 2.04.                                   Registered Agent and Registered Office. The registered agent for service of process is Corporation Service Company and the mailing address for the registered office of the Company in the State of Delaware is in care of Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. Such agent and such office may be changed from time to time by the Board.

SECTION 2.05.                                   Qualification in Other Jurisdictions. The Board shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable.

SECTION 2.06.                                   Principal Place of Business. The Company’s principal place of business shall be located at c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, New York 10171. The Board may change the Company’s principal place of business at any time and may establish other offices or places of business at other locations.

SECTION 2.07.                                   Term. The term of the Company began on March 25, 2014, the date the Certificate was filed with the office of the Secretary of State of Delaware, and shall continue until terminated as provided in Article XII hereto or as otherwise provided by law.

SECTION 2.08.                                   New Members. The Board may establish eligibility requirements for the admission of a subscriber as a Member and may refuse to admit any subscriber who fails to satisfy such eligibility requirements. Each eligible Person who subscribes for Units to be issued or reissued by the Company shall be admitted as a Member of the Company at the time (a) such Person agrees to be bound by the provisions hereof (including the representations and warranties set forth in Article X) by executing an instrument satisfactory to the Board whereby such Person becomes a party to this Agreement as a Member, (b) the Board accepts such instrument on behalf of the Company and (c) the subscriber makes the required capital contribution, if any. Except as provided in this Agreement, existing Members shall have no preemptive or similar right to the issuance or reissuance of Units of any class of the Company.

SECTION 2.09.                                   Members’ Interests. The Members shall have no interest in the Company other than the interests conferred by this Agreement and represented by the Units, which shall be deemed to be personal property having only the rights provided in this Agreement. Ownership of a Unit shall not entitle a Member to any title in or to the whole or any part of the property of the Company or right to call for a partition or division of the same or for an accounting.

ARTICLE III

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; DISTRIBUTIONS

SECTION 3.01.                                   Capital Contributions of the Members.

(a)                                 Each Class A Member has contributed, or has caused its Affiliates to contribute, a certain amount of consideration, a record of which will be maintained by the Company. The agreed value of the Capital Contributions shall be recorded in the books and records of the Company. Each Member has, in consideration for its Capital Contribution, received a certain number of Units which will be recorded in the books and records of the Company.

(b)                                 After the date hereof, the Company may issue additional Class A Units as determined by the Board. Upon the receipt of any additional Capital Contribution, the Company shall issue new Class A Units, as determined by the Board, to the Person making such Capital Contribution in respect of such Capital Contribution.

(c)                                  Upon the receipt of any additional Capital Contributions and/or the issuance of any additional Units, the books and records of the Company will be amended, as applicable, to reflect such additional Capital Contributions and/or the issuance of any additional Units.

SECTION 3.02.                                   Participation Rights.

(a)                                 The Company shall not issue (an “Issuance”) additional Units or other equity securities of the Company to any Person (other than (i) Units or other equity securities of the Company issued upon the exchange, exercise or conversion of options, warrants, convertible membership interests, rights, calls or other securities exchangeable or exercisable for or convertible into such class of Units or other securities in accordance with the terms thereof), (ii) Units or other equity securities of the Company issued in connection with any unit split, dividend or recapitalization of the Company, (iii) Units or other equity securities of the Company issued by the Company pursuant to the acquisition of, or investment in, another corporation, limited liability company, partnership or other business or entity or the acquisition of a material portion of the assets thereof (whether through a purchase of securities, merger, consolidation, purchase of assets or otherwise), including joint ventures and strategic alliances, (iv) Units or other equity securities of the Company issued to credit financing sources in connection with a debt financing of the Company, (v) Units or other equity securities of the Company issued to employees, officers, directors or consultants of, or other providers of services to, the Company or any of its subsidiaries, (vi) Units or other equity securities of the Company issued in connection with a Public Offering or (vii) Units or other equity securities of the Company where the net proceeds to the Company from such Issuance do not exceed $1,000,000), unless the Company notifies each Class A Member in writing of such Issuance (which notice may be sent by the Company prior to or after the completion of the applicable Issuance) (an “Issuance Notice”) and grants to each such Class A Member the right (the “Right”) to subscribe for and purchase such additional Units or other equity securities of the Company in proportion to such Class A Member’s Individual Class A Percentage Interest at the same price and upon the same terms and conditions as are being offered by the Company to the other parties in such Issuance. The Right contained in this Section 3.02(a) shall only apply to the Members that are “accredited investors” under Regulation D of the Securities Act, unless the Company otherwise consents to such Member’s participation under this Section 3.02.

(b)                                 Subject to Section 3.02(a), the Right may be exercised by each Member party hereto at any time by written notice to the Company received by the Company within 15 Business Days after receipt of an Issuance Notice from the Company, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 30 days after the giving of the Issuance Notice by the Company.

SECTION 3.03.                                   Additional Capital Contributions. No Member shall be required to make any capital contribution to the Company in addition to those described in Section 3.01. No capital contributions by any Member other than those described in Section 3.01, Section 3.02 and this Section 3.03 shall be permitted unless otherwise agreed to by the Board, and then only from such Members and in such amounts as approved by the Board.

SECTION 3.04.                                   Claims of Members. The Members shall have no right to the return of their capital contributions, if any, other than as specifically provided herein and shall have no recourse against the Company or any Covered Person for the return of such amount, other than as specifically provided herein.

SECTION 3.05.                                   Intentionally Omitted.

SECTION 3.06.                                   Intentionally Omitted.

SECTION 3.07.                                   Intentionally Omitted.

SECTION 3.08.                                   Withdrawal of Capital. No Member may withdraw capital or receive any distributions except as specifically provided in this Agreement.

SECTION 3.09.                                   Cash Distributions.

(a)                                 The Company shall make distributions to the Members at such times and in such amounts as determined by the Board. Distributions shall be made to the Members pro rata based on the number of Units held by such Members at such time.

SECTION 3.10.                                   Intentionally Omitted.

SECTION 3.11.                                   General Limitation. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any distributions except to the extent permitted under the Delaware Act.

SECTION 3.12.                                   Distributions in Kind. All distributions under this Article III shall be in cash unless the Board elects to make such distributions in whole or in part in kind (in which case such distributions in kind shall be made pro rata in accordance with the total amounts to be distributed to the Members). For purposes of this Agreement, including for purposes of determining amounts distributable to any Member under Section 3.09 or Section 12.03, any property to be distributed in kind shall be assigned a Fair Market Value, and such Fair Market Value shall be treated for all purposes hereof as a like amount of cash. The repurchase of Units and the formation of a new company in connection with an IPO shall not be deemed distributions for this purpose.

SECTION 3.13.                                   Set off. Notwithstanding any provision to the contrary in this Agreement, the Board may, in its sole discretion, cause the Company to set off against any distribution of cash or property in kind to any Member, in respect of any amounts due from such Member to the Company, to the extent not otherwise paid. Any amounts so set off shall be applied by the Company to discharge the obligation in respect of which such amounts were set off. All amounts set off under this Section 3.13 that are attributable to any Member shall be treated as amounts distributed to such Member for all purposes under this Agreement.

ARTICLE IV

ACCOUNTING; TAX MATTERS

SECTION 4.01.                                   Books and Records.

(a)                                 The Company shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal place of business and at such other place or places as determined by the Board. Such books shall include all income, expenditures, assets and liabilities of the Company. The Company’s books shall be kept on an income tax basis and shall include the accounting policies and principles as shall be determined by the Board. The Members agree to fully cooperate with one another and the Company, and the Company shall cooperate with each Member, to provide all reasonably necessary financial information and related analysis with respect to Company tax and financial matters.

(b)                                 The Board or its designee shall cause the books of account of the Company to be maintained, and will ensure that a system of internal controls is developed and maintained, in each case in a manner that provides sufficient assurance that:

(i)                                     all transactions of the Company are executed in accordance with the terms of this Agreement, including the general or specific authorizations of the Board, if required by provisions of this Agreement;

(ii)                                  all transactions of the Company are recorded in such form and manner as will (A) permit the preparation of income and franchise tax returns and information returns in accordance with this Agreement and as required by Applicable Law and (B) maintain accountability for the assets of the Company;

(iii)                               the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any resulting difference; and

(iv)                              all transactions of the Company are recorded in such form and manner as will permit compliance with all Applicable Laws and permit the preparation of any reports required to be filed by the Company or any Member pursuant thereto.

(c)                                  The Company shall keep or cause to be kept appropriate books and records in accordance with the Delaware Act with respect to the Company’s business, which books and records shall at all times be kept at the principal office of the Company. Without limiting the foregoing, the Company shall keep at its principal office:

(i)                                     a current list of the full name and the last known street address of each Manager and each Member;

(ii)                                  a copy of this Agreement and all amendments thereto, and any filings made with any Governmental Authority;

(iii)                               copies of the Company’s federal, state and local income tax returns and reports, if any, until the expiration of the statute of limitations applicable thereto;

(iv)                              copies of any financial statements, if any, of the Company for the five most recent Fiscal Years; and

(v)                                 such other documents With respect to the Company’s business as may reasonably be required from time to time by resolution of the Board.

SECTION 4.02.                                   Accountants. An independent certified public accounting firm selected and appointed by the Board shall serve as the independent accountant of the Company until such time as the Board removes such accounting firm and selects and appoints such other independent certified public accounting firm of recognized standing and reputation.

SECTION 4.03.                                   Tax Treatment. The Members agree that the Company is intended to be classified as an association taxable a corporation for federal, state and local income tax purposes and, unless and until otherwise determined by the Board, the Company shall be treated as a corporation for purposes of federal, state and local income and other taxes, to the extent permitted by Applicable Law, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith.

SECTION 4.04.                                   Tax Information. The Company shall file all tax returns (including information returns) of the Company.

ARTICLE V

MANAGEMENT OF THE COMPANY; MANAGERS; OFFICERS

SECTION 5.01.                                   Board of Managers.

(a)                                 The full and entire management of the business and affairs of the Company shall be vested in a board of managers of the Company which shall have and may exercise all of the powers that may be exercised or performed by the Company (the “Board”). Except where the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of the Delaware Act, the Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to do all things and take all actions necessary to carry out the terms and provisions of this Agreement, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

(b)                                 The Company can only act and bind itself through the action of the Board and through the action of the officers, employees, agents or attorneys-in-fact of the Company if and to the extent appointed and authorized by the Board.

(c)                                  No Member, by reason of such Member’s status as such, shall have any authority to act for or bind the Company and each Member shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Member.

SECTION 5.02.                                   Number, Tenure and Qualification; Managers.

(a)                                 Effective as of the date of this Agreement, the Board shall consist of four (4) managers (each, a “Manager”). Thereafter, the number constituting the Board may be increased or decreased from time to time by either the Board or the Members holding a majority of the aggregate number of outstanding Class A Units at such time; provided, that no decrease in the number of Managers shall shorten the term of any Manager or Managers; and, provided, further, that any increase or decrease in the number of Managers shall be in a manner consistent with Section 5.02(b).

(b)                                 A Manager shall hold office for the term for which such Manager is appointed and thereafter until his or her successor shall have been appointed and qualified, or until the earlier death, resignation or removal of such Manager. Managers need not be Members or residents of the State of Delaware.

(c)                                  At all times until an IPO, the Board shall consist entirely of the individuals designated by the AS Investor on behalf of the AS Persons. Each Member agrees that such Member shall vote all of such Member’s Units and any other voting equity securities of the Company over which such Member has voting control and shall take all other actions reasonably necessary or desirable within such Member’s control (whether in such Member’s capacity as a member, manager, member of a Board committee or officer of the Company or otherwise), and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and Member meetings) to cause such individuals to be elected or re-elected as Managers and to be maintained in such positions at all such times.

(d)                                 Following an IPO, for so long as AS Persons in the aggregate own at least 10% of the outstanding Units or other equity securities of the Company, AS Persons shall at all times be entitled to nominate at least one individual for election to the Board (an “AS Nominee”). The Company hereby agrees that, at all times after an IPO, at and in connection with each annual or special meeting of Members at which Managers are to be elected, the Company, the Board (subject to exercise of their fiduciary duties under Applicable Law) and the nominating committee thereof (subject to exercise of their fiduciary duties under Applicable Law) will (i) nominate and recommend to Members for election or re-election as part of the management slate of Managers each AS Nominee and (ii) provide the same type of support for the election of each AS Nominee as a Manager as provided by the Company, its Managers, its management and its Affiliates to other persons standing for election as Managers as part of the management slate. Each Member hereby agrees that, at all times after an IPO, such Member will, and will cause each of its Affiliates to, vote all Units or other voting equity securities of the Company owned or held of record by it, at each annual or special meeting of Members at which Managers are to be elected, in favor of the election or re-election as a member of the Board of each such individual nominated by AS Persons.

(e)                                  For so long as AS Persons shall have the right to designate a member of the Board pursuant to this Agreement, AS Persons shall be furnished full and complete access to the files and records regarding the business of the Company including monthly statements of profit and loss and any other periodic management reports.

(f)                                   The initial Managers of the Company shall be Michael G. Fisch, Kevin Penn, Loren Easton, and Douglas Grimm.

SECTION 5.03.                                   Quorum and Manner of Acting. A majority of the Managers then in office shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the Managers present at the time of the vote if there is a quorum, unless otherwise provided by this Agreement. In the absence of a quorum a majority of the Managers present may adjourn any meeting from time to time until a quorum is present.

SECTION 5.04.                                   Place of Meetings. Meetings of the Board may be held in or outside of the State of Delaware.

SECTION 5.05.                                   Annual and Regular Meetings. Annual meetings of the Board, for the election of Officers and consideration of other matters, shall he held on notice provided in Section 5.07. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next Business Day.

SECTION 5.06.                                   Special Meetings. Special meetings of the Board may be called by any of the Managers.

SECTION 5.07.                                   Notice of Meetings; Waiver of Notice. Notice of the time and place of each meeting of the Board shall be given to each Manager by mailing it to him or her at his or her residence or a usual place of business at least five days before the meeting, or by delivering, telephoning, telegraphing it or sending it by e-mail, facsimile or other electronic transmission to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any Manager who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

SECTION 5.08.                                   Committees. The Board may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and, unless otherwise provided in an enabling resolution, the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time.

SECTION 5.09.                                   Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolutions, written consents or electronic transmissions of the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 5.10.                                   Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of any committee by means of a conference telephone or other communications equipment allowing all Persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 5.1l.                                       Resignation and Removal of Managers. Any Manager may resign at any time by delivering his or her resignation in writing or electronic transmission to the Chief Executive Officer, President or Secretary of the Company, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. The Members holding a majority of the aggregate number of outstanding Class A Units at such time may remove and replace any of the Managers, either with or without Cause; provided, that (a) so long as the Company has not consummated an IPO, the Managers may only be removed and replaced by the AS Persons then holding Units and (b) following the Company’s consummation of an IPO, any AS Nominee may only be removed and replaced by the AS Persons then holding Units or other equity securities of the Company.

SECTION 5.12.                                   Vacancies. Any vacancy in the Board, including one created by an increase in the number of Managers, may be filled by (a) election at a meeting of the Members called for that purpose by the affirmative vote of the Members holding a majority of the aggregate number of outstanding Class A Units at such time or (b) the affirmative vote of a majority of the remaining Managers (though less than a quorum of the Managers). A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his or her predecessor in office.

SECTION 5.13.                                   Compensation. Managers shall receive such reasonable compensation as the Board determines in good faith, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A Manager may also be paid a reasonable amount, as determined by the Board in good faith, for serving the Company, its Affiliates or its subsidiaries in other capacities.

SECTION 5.14.                                   Officers.

(a)                                 Appointment of Officers. The Board may appoint individuals as officers (“Officers”) of the Company, which may include a Chief Executive Officer and/or President, and such other Officers (such as any number of Vice Presidents and a Secretary) as the Board deems advisable. No Officer need be a Member. An individual can be appointed to more than one office. The following persons are appointed as the initial Officers of the Company to the offices set forth opposite their name, to hold office, subject to the terms of this Agreement:

Kevin Penn — President

Douglas Grimm — Chief Executive Officer

Louis Lavorata — Vice President

Loren Easton — Vice President

Eric L. Schondorf — Vice President and Secretary

Following the appointment of the initial Officers of the Company, this Agreement need not be amended for the Board to appoint or remove any Officer, fill a vacancy in any office or otherwise exercise its rights under this Section 5.14.

(b)                                 Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as he or she deems necessary or appropriate to accomplish the foregoing. Each Officer shall have such individual powers and duties as may be prescribed by the Board or this Agreement.

(c)                                  Authority of Officers. Subject to Section 5.14(b), any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to execute agreements on behalf of the Company, with respect to those agreements which are commonly signed by such officers of a business organized under the laws of the State of Delaware. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d)                                 Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect on the date of the receipt of such notice or at any later time specified in such notice; provided, however, that unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e)                                  Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board.

ARTICLE VI

MEMBERS

SECTION 6.01.                                   Power of the Members: Voting.

(a)                                 No Member, in its capacity as such, shall have the right to amend or terminate this Agreement or to exercise voting rights or call a meeting of the Members, except as specifically provided for in this Agreement. Except as specifically provided for in this Agreement, no Member shall have any authority or power to bind or act for or on behalf of any other Member or the Company in any respect in its capacity as Member, with all such authority and power being delegated to the Board as provided herein.

(b)                                 Notwithstanding anything to the contrary in this Agreement or in the Delaware Act (other than provisions thereof that specifically cannot be altered by the Members), each Class A Unit shall be entitled, with respect thereto, to one vote on any action or matter as to which the holders of Class A Units are expressly granted voting rights pursuant to the provisions of this Agreement.

SECTION 6.02.                                   Meetings of Members: Action by Written Consent.

(a)                                 Meetings of the Members may be called at any time by the Board. Notice of any meeting shall be given to all Members not less than two days nor more than 30 days prior to the date of such meeting. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact.

(b)                                 Each meeting of Members shall be conducted by such Person that the Board may designate. The Board, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, the establishment of a record date, quorum requirements or any other matter with respect to the exercise of any such right to vote.

(c)                                  Any action which may be taken at any meeting of Members may be taken without a meeting and without prior notice if a written consent, setting forth the action so taken shall be signed by holders of a majority of the Units entitled to vote on such action.

SECTION 6.03.                                   Competing Opportunity. To the fullest extent permitted by the Delaware Act:

(a)                                 Each party to this Agreement acknowledges that each AS Person, each manager or director of the Company or any of its subsidiaries Affiliated with any AS Person or any of their respective Affiliates, each officer of the Company or any of its subsidiaries Affiliated with any AS Person or any of their respective Affiliates and any other manager, director or officer of the Company or any of its subsidiaries specifically designated by an AS Person or any of their respective Affiliates (collectively, the “Exempted Persons”) (x) may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the business of the Company and its subsidiaries, and which from time to time compete, directly or indirectly, with the Company and its subsidiaries (including a Competitive Opportunity), and (y) may in their sole discretion pursue such competing business without disclosure of such competition to the Company or any of its subsidiaries. None of the Company, any subsidiary of the Company or any other party hereto shall have any right in or to the activities described in clause (x) or to receive or share in any income or proceeds derived therefrom.

(b)                                 If any Exempted Person acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company or any of its subsidiaries could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, neither the Company nor any of its subsidiaries will have any interest in such Competitive Opportunity, or have any expectation in such Competitive Opportunity being offered to it, and any such interest or expectation is being hereby renounced so that such Exempted Person shall (x) have no duty to communicate or present such Competitive Opportunity to the Company or any of its subsidiaries and (y) have the right to hold any such Competitive Opportunity for such Exempted Person’s (and its agents’, partners’ or Affiliates’) own account and benefit, or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company.

(c)                                  For the avoidance of doubt, this Section 6.03 shall not limit the Company’s and its subsidiaries’ independent ability to pursue a Competitive Opportunity, nor shall this Section 6.03 operate to limit the duties or obligations of any employee of the Company or any of its subsidiaries that is not an Exempted Person.

SECTION 6.04.                                   Non-Competition; Non-Solicitation. Except as otherwise set forth in a subscription agreement for Units or other joinder agreement hereto executed by the Company and a Minority Investor, each Minority Investor that is an employee, officer, director or consultant of the Company agrees as follows:

(a)                                 such Minority Investor agrees that until the eighteen month anniversary of the date of termination of such Minority Investor’s employment or other engagement with the Company and all of its subsidiaries, without the prior written consent of the Company, the

Minority Investor will not, anywhere in the world, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, sponsor, lender or employee, or in any other capacity carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any Person which is in competition with the Company (as described in Section 6.04(b)). During such period, the Minority Investor agrees that, without the prior written consent of the Company (and other than on behalf of the Company), the Minority Investor shall not, on the Minority Investor’s behalf or on behalf of any Person, directly or indirectly, (i) solicit or offer employment to, or employ, any Person who is an officer, management employee or other key employee or full-time consultant of the Company or any of its subsidiaries or induce or attempt to induce or encourage others to induce or attempt to induce any such Person to (A) terminate such Person’s employment with such employer (in the case of an employee) or (B) cease providing his or her services to such entity (in the case of a consultant), (ii) solicit or attempt to solicit, or assist or encourage any Person in soliciting or attempting to solicit any customer or supplier (for the purpose of causing such supplier to cease providing goods or services to the Company) of the Company or any of its subsidiaries to or for any Person which is in competition with the Company or (iii) whether in written or oral form, make any statement that libels, slanders or disparages the Company or any of its subsidiaries, with respect to any of the past or present activities of the Company or any of its subsidiaries; provided, however, that this shall not prevent the Minority Investor from making statements about the Company or any of its subsidiaries in connection with a suit or claim brought by the Minority Investor against the Company or any of its subsidiaries or the defense of a claim made by Company or any of its subsidiaries against the Minority Investor or as otherwise required by law in connection with any proceeding.

(b)                                 For purposes of this Section 6.04, a Person shall be deemed to be in competition with the Company if such Person is involved in any business conducted by the Company or any of its subsidiaries on the date the Minority Investor’s employment or other engagement terminates or with respect to which the Company has taken any substantial steps to engage in during the period of the Minority Investor’s employment or other engagement by the Company that such Minority Investor is aware of; provided, however, that nothing in this Section 6.04 shall be construed so as to preclude the Minority Investor from investing in any publicly or privately held company provided that the Minority Investor’s beneficial ownership or rights to ownership of any class of such company’s securities does not exceed 2% of the outstanding securities of such class.

(c)                                  Such Minority Investor agrees that the covenants set forth in this Section 6.04 are reasonable covenants under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as such court shall deem necessary to cause the provisions hereof (as modified) to be valid and enforceable and to enforce the remainder of the covenants as so amended. Such Minority Investor agrees that any breach of any covenant contained in this Section 6.04 would irreparably injure the Company. Accordingly, such Minority Investor agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, shall be entitled to a decree or order of specific performance and an injunction against such Minority Investor from any court having jurisdiction over the matter, restraining any further violation of this Section 6.04 without proof of actual damages.

(d)                                 The obligations in this Section 6.04 are in addition to the provisions of any employment agreement, non-competition agreement, non-solicitation agreement or similar agreement between the Minority Investor and the Company or any Affiliate of the Company in effect (such obligations, collectively with the obligations set forth in this Section 6.04, the “Protective Agreements”).

(e)                                  If the Minority Investor breaches the noncompetition, nonsolicitation or confidentiality terms of the Protective Agreements, any repurchase, purchase or other payment or delivery made pursuant to this Agreement during the two year period prior to the breach of the Protective Agreements shall be rescinded. The Company shall notify the Minority Investor in writing of any such rescission within 60 days of the date it acquires actual knowledge of such breach. Within 20 days after receiving such a notice from the Company, the Minority Investor shall pay to the Company the amount of any gain realized or payment received as a result of the repurchase, purchase or other payment or delivery pursuant to this Agreement.

SECTION 6.05.                                   Intentionally Omitted.

SECTION 6.06.                                   Purchase of Minority Units Upon Termination of Employment.

(a)                                 On the occurrence of any of the following with respect to any Minority Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Units to such Minority Investor as a Permitted Transferee), and at any time and from time to time thereafter, each of the Company, the AS Investor or the Minority Investor, as the case may be, shall have the right (but not the obligation), subject to the notice provisions in Section 6.06(b), to take the following actions to reduce the number of Minority Units held by such Minority Investor:

(i)                                     If the Company or any of its subsidiaries terminates the employment or consultancy of such Minority Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Units to such Minority Investor as a Permitted Transferee) for Cause, then each of the Company and the AS Investor shall have the right to repurchase or purchase, as the case may be, any or all of the Minority Units held by such Person at the lower of cost or Fair Market Value.

(ii)                                  If the employment or consultancy of such Minority Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Units to such Minority Investor as a Permitted Transferee) with the Company or any of its subsidiaries is terminated by such Person, the Company or any such subsidiary for any reason (including the death or Disability of such Person or Good Reason), other than by the Company or any such subsidiary for Cause, then each of the Company and the AS Investor shall have the right to repurchase or purchase, as the case may be, any or all of the Minority Units held by such Person at their Fair Market Value.

(iii)                               If such Minority Investor (or any employee of the Company or any of its subsidiaries who transferred such employee’s Minority Units to such

Minority Investor as a Permitted Transferee) who is not then an employee or consultant of the Company had been serving as a non-employee manager, director, consultant or independent contractor of the Company or any of its subsidiaries and ceases to serve in such capacity for any reason, then each of the Company and the AS Investor shall have the right to repurchase or purchase, as the case may be, any or all of the Minority Units held by such Person at their Fair Market Value.

For purposes of this Section 6.06, (A) any reference to Minority Units shall be deemed to include any Units or other equity securities of the Company that a Minority Investor has transferred to a Permitted Transferee, if any, (B) in the event the Company and the AS Investor have the right to repurchase or purchase any of such Minority Units, the Company shall first have the right to repurchase or purchase all such Minority Units and the AS Investor shall thereafter have the right to repurchase or purchase any remaining Minority Units not repurchased or purchased by the Company, and (C) the Company shall have no obligation to repurchase or purchase Minority Units pursuant to this Section 6.06 to the extent that any credit facility of the Company or any of its subsidiaries prohibits or restricts the Company’s ability to repurchase or purchase Minority Units, including through a restriction on the payment of distributions by any subsidiary of the Company. The option of the Company and the AS Investor set forth in this Section 6.06 is referred to herein as the “Call Option”.

(b)                                 Each of the Company or the AS Investor may exercise the Call Option by delivery of written notice to a Minority Investor (or its Permitted Transferee, as applicable) (i) in the case of Section 6.06(a)(i), within 180 days following the Termination Date and (ii) in the case of Sections 6.06(a)(ii) and 6.06(a)(iii), on or prior to the one year anniversary of the Termination Date (as applicable, the “Call Period”). The written notice shall specify the number of Minority Units to be repurchased or purchased, the purchase price to be paid for such Minority Units and the date, which shall be not less than 10 days and not greater than 20 days following the date of such notice, for the closing of the purchase and sale of the Minority Units held by the Minority Investor. If the purchase is by the Company, it shall be effected as set forth in subsection (d) below.

(c)                                  The Fair Market Value of any Minority Units to be purchased or repurchased pursuant to this Section 6.06 shall be determined as of the day on which the Call Option is exercised.

(d)                                 All payments with respect to a purchase of Minority Units pursuant to this Section 6.06 by the Company or the AS Investor, as applicable, shall be made by the Company or the AS Investor, as applicable, by delivery of cash (by delivery of a certified check or checks payable to the respective Minority Investors, as the case may be) or, if such payment would be a material breach by the Company or its subsidiaries or by the AS Investor or its subsidiaries, as applicable, of a covenant in an agreement with its senior lenders, by subordinated promissory note, in form and substance reasonably satisfactory to the respective Minority Investor, with a five-year maturity (subject to earlier prepayment immediately upon such payment no longer constituting a breach of such covenant) and interest paid at the prime rate announced from time to time by the senior lender of the Company or its subsidiaries or of the AS Investor or its subsidiaries, as applicable (such interest payable in kind); provided, however, that if such purchase is made by the delivery of a subordinated promissory note, then such subordinated promissory note shall be prepaid when and to the extent permitted by the senior lenders of the Company or its subsidiaries or of the AS Investor or its subsidiaries.

(e)                                  If for any reason the Company does not elect to purchase all of the Minority Units held by the Minority Investor pursuant to Section 6.06(a), then the AS Investor shall be entitled to exercise the Call Option for all, but not less than all, of the Minority Units which the Company has not elected to purchase (the “Available Units”). As soon as practicable after the Company has determined that there will be Available Units, but in any event within the Call Period, the Company shall deliver written notice (the “Option Notice”) to the AS Investor setting forth the number of Available Units and the price for each Available Unit. The AS Investor may elect to purchase all of the Available Units by delivering written notice to the Company within 10 days after receipt of the Option Notice by the AS Investor. As soon as practicable, and in any event within five days after the expiration of such 10-day period, the Company shall notify the Minority Investor as to the number of Minority Units being purchased from such Minority Investor by the AS Investor.

(f)                                   At the time of the settlement, (i) the purchaser or purchasers shall pay the purchase price in the manner specified above for the Call Option in this Section 6.06, (ii) the Minority Investor whose Minority Units are being purchased shall deliver the certificate or certificates representing such Minority Units to the purchaser or purchasers or their nominees, endorsed in blank, or accompanied by appropriate unit powers executed in blank, together with funds for any required transfer taxes, and (iii) the transferor shall represent in writing to the transferee (and to the Company, if the Company is not the transferee) that such Minority Units are owned of record and beneficially by such transferor, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind (other than those set forth in this Agreement).

(g)                                  For purposes of this Section 6.06, if Minority Units are held jointly by any employee, manager, director or consultant of the Company or any of its subsidiaries and such individual’s spouse, only the applicable employee, manager, director or consultant shall be considered the Minority Investor hereunder for purposes of determining whether events have occurred such that a Call Option exists.

ARTICLE VII

TRANSFERS

SECTION 7.01.                                   Limitations on Transfer.

(a)                                 Each Member hereby agrees that it will not, directly or indirectly, Transfer any Units or other equity securities of the Company unless such Transfer complies with the provisions hereof and (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or “blue sky” laws or (ii) such Member shall have furnished the Company with a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws. None of the Minority Investors shall Transfer any Units or other equity interests of the Company other than pursuant to Sections 7.02, 7.03, 7.04, 7.05 and Article IX or pursuant to the exercise of the Call Option under Section 6.06. Each AS Person may freely Transfer any Units or other equity securities of the Company to any of its respective Affiliates or any other AS Person. In the event of any purported Transfer by any of the Members of any Units or other equity securities of the Company in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

SECTION 7.02.                                   Right of First Offer.

(a)                                 None of the Minority Investors shall have the right to Transfer any Units or other equity securities of the Company pursuant to this Section 7.02 until the applicable Permitted Third Party Transfer Date. If, following the applicable Permitted Third Party Transfer Date, a Minority Investor desires to sell all or any portion of the Units or other equity securities of the Company (the “Transfer Units”) then owned by such Minority Investor, such Minority Investor shall provide the Company and the other Members with a written notice (the “Transfer Notice”) setting forth: (i) the number of Units or other equity securities of the Company to be offered and (ii) the material terms and conditions of the proposed sale including the price at which such Minority Investor proposes to sell such Units or other equity securities of the Company. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Units to the Company and, if the Company shall decline to purchase all or any portion of the Transfer Units, to AS Person(s) and all other Members (in the manner set forth below) at a price equal to the price contained in, and upon the same terms and conditions as the terms and conditions contained in, the Transfer Notice (subject to clause (y) below). At any time within 15 Business Days after the date of the receipt by the Company and the other Members of the Transfer Notice, the Company shall have the option to exercise its right to purchase or, if the Company shall decline to purchase all or any portion of the Transfer Units, such other Members shall have the right to exercise such option to purchase (or in the case of an AS Person, to assign such Member’s right to any party) some or all of the portion of the Transfer Units that the Company does not wish to purchase (x) at the same price and on the same terms and conditions as the Transfer Notice or (y) if the Transfer Notice includes any consideration other than cash, at the option of the Company or such other Members, at the equivalent all cash price as determined in good faith by the Board.

(b)                                 Each Member who wishes to exercise such option shall deliver an irrevocable notice exercising such option to the Company and such Minority Investor within 20 Business Days after the date of the receipt by the Company and the other Members of the Transfer Notice and specifying the number of such Units or other equity securities of the Company, as applicable, sought to be purchased (which shall not exceed the number of Units or other equity securities of the Company, as applicable, declined to be purchased by the Company multiplied by a fraction the numerator of which is the number of Units or other equity securities of the Company, as applicable, owned by such Member and the denominator of which is the aggregate number of Units or other equity securities of the Company, as applicable, owned by all Members other than the Minority Investor selling the Transfer Units). If the aggregate number of Units or other equity securities of the Company, as applicable, to be purchased by the Members pursuant to the immediately preceding sentence is less than the number of Units or other equity securities of the Company, as applicable, declined to be purchased by the Company (such difference, the “Shortfall Units”), then the AS Persons shall have the option to purchase (or assign such Members’ right to any party) the Shortfall Units or a portion thereof. If the AS Persons and the other Members have not exercised the option to purchase all of Transfer Units within 25 Business Days after the date of the receipt by the Company and the other Members of the Transfer Notice, then such Minority Investor may sell any remaining Transfer Units (the “Remaining Units”) to a Qualified Purchaser pursuant to Section 7.02(c). The closing of the purchase of the Transfer Units upon exercise of the option pursuant to Section 7.02(a) and/or

Section 7.02(b) shall take place at the principal office of the Company on a date specified by the parties exercising such option no later than the last day of the 30 Business Day period after the giving of the Transfer Notice.

(c)                                  If the option to purchase any portion of the Transfer Units is exercised pursuant to Section 7.02(a) and/or Section 7.02(b), no later than 30 Business Days after the date of the receipt by the Company and the other Members of the Transfer Notice, the Company and/or the other Members (or their aforementioned assignees), as applicable, shall deliver payment by wire transfer of immediately available funds to such Minority Investor against delivery of certificates or other instruments representing the Units or other equity securities of the Company, as applicable, so purchased, appropriately endorsed by such Minority Investor. Each Member shall deliver its Units or other equity securities of the Company, as applicable, free and clear of all liens, claims, options, pledges, encumbrances and security interests (other than those set forth in this Agreement). If there are any Remaining Units, such Minority Investor shall be free for a period of 120 days from the end of such 25 Business Day or 30 Business Day period, as the case may be, to sell the Remaining Units to a Qualified Purchaser on terms which are no more favorable in any material respect to such Qualified Purchaser than the terms and conditions set forth in the Transfer Notice. If for any reason such Minority Investor does not sell the Remaining Units to a Qualified Purchaser on such terms and conditions or if such Minority Investor wishes to sell the Remaining Units on terms which are more favorable in any material respect to a Qualified Purchaser than those set forth in the Transfer Notice, the provisions of this Section 7.02 shall again be applicable to the Remaining Units; provided, that such Minority Investor may not deliver another Transfer Notice until three months have elapsed since the date of the previous Transfer Notice.

SECTION 7.03.                                   Certain Permitted Transfers.

(a)                                 Notwithstanding any other provision of this Agreement to the contrary, each Minority Investor shall be entitled from time to time to Transfer any or all of the Units or other equity securities of the Company held by it to (i) any of its Affiliates, (ii) in the case of any transferor which is a partnership or limited liability company, any partners or members of such transferor, (iii) in the case of any transferor which is a trust, the beneficiaries of such transferor or (iv) in the case of any transferor who is an individual, such transferor’s spouse or direct lineal descendants (including children and adopted children and grandchildren and adopted grandchildren) or antecedents or a charitable remainder trust or trust, in either case the current beneficiaries of which, or to a corporation, limited liability company or partnership, the stockholders, members or limited or general partners of which, include only such transferor and/or such transferor’s spouse and/or such transferor’s direct lineal descendants (including children and adopted children and grandchildren and adopted grandchildren) or antecedents, or the executor, administrator, testamentary trustee, legatee or beneficiary of any deceased transferor holding Units or other equity securities of the Company; provided, that (x) any such transferee duly executes and delivers an Assumption Agreement to the Company, and (y) to the extent reasonably requested by the Company, the Company has been furnished with an opinion of counsel in connection with such Transfer, in form and substance reasonably satisfactory to the Company, to the effect that no registration under the Securities Act or any state securities or “blue sky” laws is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, in the case of any Minority Investor who is a natural person, upon the death of such person, to the extent necessary to pay any applicable estate taxes, such deceased person’s heir or legal representative may pledge, encumber or otherwise subject such individual’s Units or other equity securities of the Company to a security interest in connection with a bona fide loan.

SECTION 7.04.                                   Tag-Along Rights.

(a)                                 (i) If an AS Person(s) proposes to sell to any Third Party (1) during the first six months after the date hereof, more than an aggregate of twenty percent (20%) of the Units or other equity securities then held by the AS Persons in the aggregate and (2) at any time after the six month anniversary of the date hereof, more than ten percent (10%) of the Units or other equity securities then held by the AS Persons in the aggregate, pursuant to a transaction or series of related transactions (other than in a Public Offering, which shall be subject to Article IX), whether pursuant to a sale of Class A Units, merger, consolidation, a tender or exchange offer or any other transaction (any such transaction, an “AS Sale”), the AS Investor, on behalf of the selling AS Person(s), shall give the Class A Members written notice of the AS Person(s)’ intention to sell such Class A Units which notice shall set forth the number of Class A Units to be so sold, the proposed sale price and any and all other terms, conditions and details regarding such sale (the “Tag-Along Notice”). During the 10 Business Days following the receipt of such Tag-Along Notice, each Class A Member shall have the right to deliver a reply notice (“Tag-Along Acceptance”) to the AS Investor setting forth its irrevocable election to require the proposed transferee or acquiring Person to purchase from such Class A Member (each Class A Member who exercises such right under this Section 7.04, a “Tagging Member”): (x) in the case of the first such proposed sale following which AS Person(s), after giving effect to such AS Sale, would not have the ability to elect or appoint a majority of the members of the Board, all Class A Units owned by such Tagging Member and (y) in all other cases, a number of Class A Units equal to such Tagging Member’s proportionate share of the total number of Class A Units to be purchased by the Third Party or Third Parties, as applicable (the “Proposed Transferee”), based on such Tagging Member’s Individual Class A Percentage Interest, at the same price per Class A Unit and upon the same terms and conditions (including time of payment and form of consideration) as to be paid by and given to the AS Person(s). In order to be entitled to exercise its right to sell Class A Units to the Proposed Transferee pursuant to this Section 7.04, each Tagging Member must agree to make to the Proposed Transferee the same covenants, indemnities (with respect to all matters other than AS Persons’ ownership of Class A Units) and agreements as the AS Person(s) agrees to make in connection with the AS Sale and such representations and warranties (and related indemnification) as to its ownership of its Class A Units or other equity securities of the Company as are given by the AS Person(s) with respect to such party’s ownership of Class A Units or other equity securities of the Company; provided, that the liabilities thereunder (other than with respect to the ownership of each Member’s Class A Units being transferred, which shall be several obligations) shall be borne on a pro rata basis based on the number of Class A Units sold by each of the AS Person(s) and the Tagging Members. Each Tagging Member will be responsible, severally and not jointly, for its proportionate share of the reasonable out-of-pocket costs incurred by AS Persons in connection with the AS Sale to the extent not paid or reimbursed by the Company or the Proposed Transferee.

(b)                                 In the event there has not been a timely election by one or more Class A Members to include their Class A Units in the proposed sale by the AS Person(s), then the AS

Person(s) may, within and not later than 90 days following the date of delivery of the Tag-Along Notice and without any further obligation to the Class A Members, sell its Class A Units or other equity securities, as applicable, at the purchase price and on other terms and conditions substantially the same as those set forth in the Tag-Along Notice; provided that, promptly after the completion of the sale of such Class A Units or other equity securities, the AS Person(s) shall provide the Class A Members with written evidence of such sale; and provided further, that, if such sale is not made within such 90 day period or is made on terms and conditions more favorable for the AS Person(s) than those set forth in the Tag-Along Notice, then the AS Person(s) may not consummate such sale without again complying with the procedures set forth in this Section 7.04.

(c)                                  If any Tagging Member exercises its, her or his rights under Section 7.04(a), the closing of the purchase of the Class A Units with respect to which such rights have been exercised is subject to, and will take place concurrently with, the closing of the AS Sale. If the closing of the AS Sale does not occur within 120 days after the Class A Members’ receipt of the Tag-Along Notice, each Tagging Member may withdraw from such AS Sale by providing written notice to the AS Investor, for the benefit of the selling AS Persons, within 10 Business Days after the expiration of such 120-day period.

SECTION 7.05.                                   Drag-Along Rights.

(a)                                 If Members holding a majority of the outstanding Units or other equity securities of the Company (in such capacity, the “Dragging Parties”) receive a bona fide offer from a Person other than a Member or an Affiliate of a Member (a “Third Party”) to purchase (other than in a Public Offering) at least a majority of the Units or other equity securities of the Company, whether pursuant to a sale of Units or other equity securities of the Company, merger, consolidation, a tender or exchange offer or any other transaction, and such offer is accepted by the Dragging Parties, then each of the other Members hereby agrees that, if requested by the Dragging Parties, it will Transfer to such Third Party on the same terms and conditions (including the time of payment and form of consideration) as to be paid and given to the Dragging Parties, the number of Units or other equity securities of the Company, as applicable, equal to the number of Units or other equity securities of the Company, as applicable, owned by it multiplied by the percentage of the then outstanding Units or other equity securities of the Company, as applicable, to which the Third Party offer is applicable.

(b)                                 The Dragging Parties will give notice (the “Drag-Along Notice”) to each of the other Members of any proposed Transfer giving rise to the rights of the Dragging Parties set forth in Section 7.05(a) as soon as practicable following the acceptance of the offer referred to in Section 7.05(a). The Drag-Along Notice will set forth the number of Units or other equity securities of the Company proposed to be so Transferred, the name of the Proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Parties will provide such information, to the extent reasonably available to the Dragging Parties, relating to such consideration as the other Members may reasonably request in order to evaluate such non-cash consideration), the number of Units or other equity securities of the Company sought and the other terms and conditions of the offer. The Dragging Parties will notify the other Members at least 15 Business Days in advance of the closing of the sale of the Units or other equity securities of the Company, as applicable, to the Third Party. In any such agreement, such other Members will be required (i) to make or agree to the same covenants, indemnities (with respect to all matters other than the Dragging Parties’ ownership of the Units or other equity securities of the Company, as applicable) and agreements as the Dragging Parties so long as the liabilities thereunder are borne on a pro rata basis based on the number of Units or other equity securities of the Company, as applicable, Transferred by each Member, (ii) to make representations and warranties (and provide related indemnification) as to their ownership of their Units or other equity securities of the Company, as applicable, as are given by the Dragging Parties with respect to such party’s ownership of Units or other equity securities of the Company, as applicable, and (iii) to pay, severally and not jointly, their proportionate share of the reasonable costs incurred in connection with such transaction to the extent not paid or reimbursed by the Company or the transferee or acquiring Person. If the Transfer referred to in the Drag-Along Notice is not consummated within 120 days from the date of the Drag-Along Notice, the Dragging Parties must deliver another Drag-Along Notice in order to exercise its rights under this Section 7.05 with respect to such Transfer or any other Transfer.

(c)                                  Each Member hereby irrevocably constitutes and appoints the AS Investor the true and lawful attorney-in-fact of such Member in the Member’s name, place and stead to execute and deliver any agreements required to effectuate any transaction pursuant to this Section 7.05 on behalf of such Member by giving the AS Investor full power and authority to do and perform each and every act and thing whatever requisite and necessary to be done in and about the foregoing as fully as such Member might or could do if personally present, and hereby ratifies and confirms all that the AS Investor shall lawfully do or cause to be done by virtue thereof. The foregoing power of attorney is coupled with an interest, is irrevocable and shall survive and be unaffected by any subsequent disability, or incapacity of the Member (or if the Member is a corporation, trust, association, liability company or other legal entity, by the dissolution or termination thereof).

ARTICLE VIII

CONVERSION TO IPO CORPORATION; EXCHANGE OF INTERESTS

SECTION 8.01.                                   Conversion to IPO Corporation.

(a)                                 In connection with any proposed Public Offering approved by the Board, the Board may without the consent or approval of the Members (i) amend this Agreement to provide for a conversion of the Company in accordance with Delaware law to a corporation or such other capital structure as the Board may determine, (ii) distribute shares or other equity interests of any subsidiary of the Company (a “Public Subsidiary”) to the Members, (iii) move the Company, any successor or any subsidiary of the Company to another jurisdiction to facilitate any of the foregoing, or (iv) take such other steps as it deems necessary to create a suitable vehicle for an offering, including a merger or consolidation of the Company with any of its subsidiaries, in each such case in accordance with the Delaware Act and Applicable Law (the resulting entity, the “IPO Corporation”), and in each case for the express purpose of an offering of the securities of such IPO Corporation for sale to the public in a registered public offering pursuant to the Securities Act (an “IPO Conversion”).

(b)                                 In connection with any proposed IPO Conversion, at the option of the Board all or any portion of the Units or any other equity securities of the Company may be converted into or redeemed for shares (or other equity securities and/or options at fair market value) and other rights with substantially equivalent economic, governance, priority and other rights and privileges as in effect immediately prior to such IPO Conversion (disregarding the tax treatment of such conversion or redemption). If any such conversion or redemption is effected, each Member agrees to execute and deliver all agreements, instruments and documents as may be reasonably required in order to consummate such conversion or redemption.

(c)                                  In the event that the Company shall make any distribution of Public Subsidiary Securities in accordance with this Section 8.01, the Board shall cause the Public Subsidiary to (i) comply in all respects with Article IX with respect to such Public Offering as if it were a Public Offering of Units and (ii) enter into a registration rights agreement in customary form and with terms consistent with Article IX with each of the Members pursuant to which the Members shall have the rights specified under Article IX with respect to such Public Subsidiary Securities as if such securities were Units or other equity securities hereunder, including with respect to the Public Offering.

(d)                                 In connection with any proposed IPO Conversion, each Member shall take such actions as may be reasonably requested and otherwise cooperate in good faith with the AS Investor, including taking all actions reasonably requested by the Board, in connection with consummating the IPO Conversion (including the voting of any Units or other voting equity securities of the Company (including any voting as may be necessary to effect a transfer by continuation or to authorize an increase in share capital, whether by liquidation of the Company and creation of a new entity, any amendment of this Agreement or otherwise), to approve such IPO Conversion and to take any other actions reasonably requested in order to effectuate an IPO Conversion).

(e)                                  Upon its admission to the Company as a Member and upon the execution and delivery of this Agreement, each Member hereby makes, constitutes and appoints the AS Investor, with full power of substitution and resubstitution, as its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of (i) any vote or approval of Members required in connection with an IPO Conversion under the Delaware Act, or otherwise, to give effect to this Article VIII and (ii) the execution and delivery of any other document, or the granting of any other approval, reasonably required in connection with a Public Offering and (iii) the execution and delivery, on behalf of such Member, of the signature page to the Shareholders’ Agreement. The proxy granted pursuant to this Section 8.01 is a special proxy coupled with an interest and is irrevocable. For the avoidance of doubt, except as expressly contemplated by this Section 8.01, none of the Members has granted a proxy to any Person to exercise the rights of any such Member under this Agreement.

SECTION 8.02.                                                           Exchange of Interests Other Than in Connection with an IPO. The Members acknowledge that the Board may convert the Company at any time and by any legally available means into a corporation without the approval of any of the Members. In the event that the Board converts the Company into a corporation (other than in connection with a Public Offering), each Member shall receive in exchange for such Member’s Class A Units a number of shares of common stock of the corporation with substantially equivalent economic, governance, priority and other rights and privileges as in effect immediately prior to such conversion (disregarding the tax treatment of such conversion or redemption). The Members hereby agree to, upon consummation of the conversion contemplated in this Section 8.02, enter into a shareholders’ agreement (the “Shareholders’ Agreement”) and shall cause the entity resulting from the conversion in this Section 8.02 to adopt articles of incorporation and bylaws (or such other governing documents as may be required) that, when taken together with the Shareholders’ Agreement, will contain terms and conditions substantially identical to those set forth in this Agreement.

ARTICLE IX

REGISTRATION

SECTION 9.01.                                   Piggyback Rights.

(a)                                 Each time the Company is planning to file a registration statement under the Securities Act in connection with the sale of Units or other equity securities of the Company by (i) the Company (other than in connection with an IPO or a registration statement on Form S-4 or S-8 or any similar or successor form) or (ii) AS Persons (the Company or the AS Persons in such case, the “Initiating Party”), the Company will give prompt written notice thereof to the Members at least 15 Business Days prior to the anticipated filing date of such registration statement. Upon the written request of the Members made within 15 days after the receipt of any such notice from the Company, which request will specify the number of Registrable Securities (such securities, together with any other Units or other equity securities of the Company requested to be included in such registration statement by any other Person pursuant to similar registration rights, the “Piggy-Back Securities”) intended to be disposed of by the Members in such offering, the Company will use commercially reasonable efforts to effect the registration under the Securities Act of all Piggy-Back Securities which the Company has been so requested to register by the Members to the extent required to permit the disposition of the Piggy-Back Securities to be registered; provided, that (x) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, any Initiating Party determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Piggy-Back Securities and thereupon will be relieved of its obligation to register any Piggy-Back Securities in connection with such registration, and (y) if such registration involves an underwritten offering, each such holder must sell its Units or other equity interests of the Company to the underwriters on the same terms and conditions as apply to the Initiating Parties.

(b)                                 If a registration pursuant to this Section 9.01 involves an underwritten offering and the managing underwriter or underwriters advise the Company that, in their opinion, (i) the number of Registrable Securities which the Initiating Party intends to include in such registration, together with the Piggy-Back Securities, exceeds the largest number of such securities which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which the Registrable Securities can be sold) or (ii) the inclusion of the Piggy-Back Securities in such registration would have an adverse effect on such offering, then the Company will include in such registration (A) first, 100% of the securities, if any, that the Company proposes to sell for its own account, and (B) second, to the extent that the number of securities which the Company proposes to sell is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggy-Back Securities of each holder (including AS Persons if they are the Initiating Party) determined pro rata on the basis of the portion of the Units or other equity securities of the Company being sold that is owned by each holder requesting registration.

SECTION 9.02.                                   Registration of AS Persons.

(a)                                 At any time upon the written request of any AS Person (each an “AS Demand Party”) requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by the AS Demand Party and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders of such Registrable Securities, and thereupon will, as expeditiously as possible, use its commercially reasonable efforts to effect the registration under the Securities Act of:

(i)                                     such Registrable Securities which the Company has been so requested to register by the AS Demand Parties; and

(ii)                                  all other Registrable Securities of the same class or series as are to be registered at the request of the AS Demand Parties and which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the date on which the Company gave written notice of the requested registration (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered. The Company will be required to effect such number of registrations pursuant to this Section 9.02 as the AS Demand Parties may request; provided, that the Company shall not be obligated to effect a registration for Units or other equity securities of the Company having an aggregate market value of less than $50 million; provided, further, that following such time as AS Persons cease to own a number of Units or other equity securities of the Company that is less than the number of Units or other equity securities of the Company equal to 20% of the total outstanding Units or other equity securities of the Company on the date of this Agreement (subject to adjustment for units splits, combinations or similar events), the Company will not be required to effect more than two such registrations.

(b)                                 If any registration requested pursuant to this Section 9.02 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with any underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

(c)                                  A registration requested pursuant to this Section 9.02 will not be deemed to have been effected unless it has become effective; provided, that if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other government agency or court, or for any other reason is not kept effective for a period of 120 days, or if earlier, until the distribution is completed, such registration will be deemed not to have been effected.

(d)                                 If a requested registration pursuant to this Section 9.02 involves an underwritten offering, the AS Demand Party shall have the right to select the investment banker or bankers and managers to administer the offering.

(e)                                  If a requested registration pursuant to this Section 9.02 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities (including securities other than Registrable Securities) requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

SECTION 9.03.                                   Other Registration-Related Matters.

(a)                                 The Company may require any Person that is selling equity securities of the Company in a public offering pursuant to Section 9.01 or Section 9.02 (each, a “Holder”) to furnish to the Company in writing such information regarding such Person and the distribution of the equity securities of the Company which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

(b)                                 The Company will pay all Registration Expenses in connection with each registration or proposed registration of Registrable Securities pursuant to Section 9.01 or Section 9.02 and the fees and expenses of one counsel for all Holders selected by the Holders of the majority of the Registrable Securities included by such Holders in such registration. Notwithstanding the foregoing, (y) the fees or expenses of any other counsel to the Holders or of any other expert hired directly by the Holders will be the sole responsibility of the Holders and (z) the Holders will be responsible, severally and not jointly, for their respective pro rata portion (determined by reference to the number of shares included in the applicable registration) of all underwriting discounts and commissions and transfer taxes.

(c)                                  Before filing any registration statement or prospectus, or any amendments or supplements thereto, in connection with any registration or proposed registration of Registrable Securities pursuant to Section 9.01 or Section 9.02, the Company will furnish to counsel for the Holders copies of all documents proposed to be filed.

(d)                                 The Company will furnish to each Holder such number of copies of the applicable registration statement and of each amendment or supplement thereto (in each case, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities by such Holder.

(e)                                  The Company will use commercially reasonable efforts to register or qualify Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions as each Holder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 9.03(e), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(f)                                   The Company will use commercially reasonable efforts to cause the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder thereof to consummate the disposition thereof.

(g)                                  The Company will notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act promptly after the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)                                 The Company will enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of securities covered by a registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(i)                                     The Company will make available for inspection by any Holder of Registrable Securities covered by a registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(j)                                    The Company will obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the sellers of a majority of the securities covered by the registration statement reasonably requests.

(k)                                 If such Registrable Securities are equity securities of the Company, the Company will use its best efforts to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange.

(l)                                     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.03(g), such Holder will forthwith discontinue disposition of securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 9.03(g) and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 9.03(g) to and including the date when each Holder has received the copies of the supplemented or amended prospectus contemplated by Section 9.03(g).

(m)                             Each Holder will, in connection with an offering of the Company’s securities, upon the request of the Company or of the underwriters managing any underwritten offering of the Company’s securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the registration or in a private sale to a third party that is otherwise in accordance with the terms of this Agreement if such third party agrees to be bound by this Agreement, including this Section 9.03(m) without the prior written consent of the managing underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

SECTION 9.04.                                   Indemnification.

(a)                                 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 9.01 or Section 9.02, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers, general and limited partners or members and managing members (and the directors, officers, Affiliates and controlling Persons thereof), and each other Person, if any, who controls such Holder within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the Statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such

Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such securities by such Holder.

(b)                                 Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 9.01 or Section 9.02, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities and any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.04(a)) the Company, all other Holders and any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers, general and limited partners, members and managing members and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that each Holder’s aggregate liability hereunder and under Section 9.04(e) with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such securities by such Holder. Any indemnification obligation of a Holder of Registrable Securities hereunder shall be several and not joint with each other Holder of Registrable Securities.

(c)                                  Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9.04, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 9.04(a) or 9.04(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party’s reasonable judgment, having common counsel would result in a conflict of interest, between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claims or litigation. No indemnified party will consent to entry of any judgment or enter into any settlement without the consent of the indemnifying party (which will not be unreasonably withheld).

(d)                                 Other Indemnification. Indemnification similar to that specified in this Section 9.04 (with appropriate modifications) will be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(e)                                  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 9.04 is unavailable to an indemnified party, the indemnifying party shall contribute to the aggregate losses, damages, liabilities and expenses (collectively, “Losses”) of the nature contemplated by such indemnity agreement incurred by any indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions which resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company, on the one hand, and each such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and the indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such Losses relate. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if the contribution described in this Section 9.04(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.04(e), the aggregate liability of any indemnifying party under this Section 9.04(e) and Section 9.04(b) shall be limited to an amount equal to the amount of net proceeds received by such indemnifying party from sales of the Registrable Securities by such indemnifying party pursuant to the offering that gave rise to such Losses.

(f)                                   Non-exclusivity. The obligations of the parties under this Section 9.04 will be in addition to any liability which any party may otherwise have to any other party.

For purposes of this Article IX, any reference to the Company shall be deemed to include a reference to the IPO Corporation.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member hereby represents and warrants to the other Members, as of the date of this Agreement, as follows:

SECTION 10.01.                                                    Organization; Standing and Power. Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (if it is not a natural person) and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the Units, as applicable, and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the ability of such Member to perform its obligations under this Agreement (a “Member Material Adverse Effect”).

SECTION 10.02.                                                    Authority: Execution and Delivery: Enforceability. Such Member has full power and authority to execute this Agreement. The execution and delivery by such Member of this Agreement has been duly authorized (if it is not a natural person) by all necessary action and no other proceedings on the part of such Member are necessary to approve this Agreement. Such Member has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against it in accordance with its terms.

SECTION 10.03.                                                    No Conflicts: Consents. The execution and delivery by such Member of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by such Member with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Member under, any provision of (a) the organizational documents of such Member (if it is not a natural person), (b) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which such Member is a party or by which any of its properties or assets is bound or (c) any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Applicable Law”) applicable to such Member or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Member Material Adverse Effect. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (each, a “Governmental Authority”) is required to be obtained or made by or with respect to such Member in connection with the execution, delivery and performance of this Agreement.

SECTION 10.04.                                                    Investment Intent.

(a)                                 Such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

(b)                                 Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time.

(c)                                  Such Member has been given access to full and complete information regarding the Company and has utilized such access to the Member’s satisfaction for the purpose of obtaining information the Member believes to be relevant in making his, her or its investment decision.

(d)                                 Such Member has acquired or is acquiring (as applicable) the Units for investment purposes only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof.

(e)                                  Such Member understands that the Units have not been registered under the Securities Act or the securities laws of any jurisdiction and cannot be disposed of unless (i) they are subsequently registered and/or qualified under applicable securities laws or the Member provides evidence reasonably satisfactory to the Board that an exemption from such registration and qualification is available and (ii) the provisions of this Agreement have been complied with.

(f)                                   Such Member is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act.

ARTICLE XI

LIMITATION ON LIABILITY; EXCULPATION

AND INDEMNIFICATION

SECTION 11.01.                                                    Limitation on Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in Contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company.

SECTION 11.02.                                                    Exculpation and Indemnification.

(a)                                 No Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b)                                 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)                                  The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), Judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, Judgment, fine, settlement or other amount is as a result of a Covered Person not acting in good faith on behalf of the Company. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, other than by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation.

(d)                                 The obligations of the Company under Section 11.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

ARTICLE XII

DISSOLUTION; LIQUIDATION

SECTION 12.01.                                                    Withdrawal of Members. No Member shall have the right, power or authority at any time to voluntarily withdraw as a Member of the Company (except in accordance with this Agreement). No Member shall take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

SECTION 12.02.                                                    Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of any of the following events:

(a)                                 the sale or other disposition of all or substantially all the assets of the Company, unless, in the case of a sale or disposition of less than all the assets of the Company, the Company is continued with the consent of the Board;

(b)                                 the written consent of the Board;

(c)                                  the entry of a decree of judicial dissolution with respect to the Company under Section 18-802 of the Delaware Act, in contravention of this Agreement; or

(d)                                 any event which makes it unlawful for the business of the Company to be carried on by the Company.

SECTION 12.03.                                                    Distribution Upon Dissolution.

(a)                                 Upon dissolution of the Company, the Board, or any Person designated by the Board (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the Board shall determine otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in accordance with Section 12.03(d).

(b)                                 All saleable assets of the Company may be sold or retained by the Company for distribution to the Members in connection with any liquidation at public or private sale at such price and upon such terms as the Board may deem advisable. Any Member or any Person in which any Member is in any way interested may purchase assets at such sale, provided that such purchase is on commercially reasonable terms.

(c)                                  No Member shall have an obligation to make a contribution or additional capital contribution to restore any negative balance in its Capital Account.

(d)                                 Upon the dissolution of the Company, the assets of the Company shall be distributed in the following order of priority:

(i)                                     first, to the payment of debts and liabilities of the Company and the expenses of liquidation;

(ii)                                  second, to the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company (“Contingencies”). Such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement to payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 12.03; and

(iii)                               third, any balance shall be distributed to the Members in accordance with Section 3.09.

(e)                                  In the event it is necessary in connection with the liquidation of the Company to distribute property in kind, such property shall be distributed on the basis of its Fair Market Value net of any liabilities encumbering such property and, to the greatest extent possible, shall be distributed pro rata in accordance with the total amounts to be distributed to each Member as liquidation proceeds pursuant to Section 12.03(d)(iii).

ARTICLE XIII

CERTIFICATES AND UNITS

SECTION 13.01.                                                    Certificates.

(a)                                 If at any time the Board determines that it is in the best interests of the Company to issue certificates attesting to the ownership of Units by Members, the provisions of this Section 13.01 shall thereafter apply (and prior to such determination by the Board, if any, this Section 13.01 shall have no force or effect).

(b)                                 Each certificate representing Units issued to the Members will (unless registered under the Securities Act) bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by Applicable Law or necessary to give full effect to this Agreement, the “Legend”):

“THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG ASP GREDE HOLDINGS LLC AND THE OTHER PERSONS THAT MAY BECOME MEMBERS OF THE COMPANY FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT TO THE EXTENT APPLICABLE TO THE HOLDER BY THE TERMS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.”

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement in which the Permitted Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Article VII pursuant to the terms hereof; provided, however, that the second paragraph of the Legend will only be removed if at such time it is no longer required for purposes of applicable securities laws and the Company receives an opinion to such effect from counsel to the applicable Member in form and substance reasonably satisfactory to the Company.

(c)                                  Lost or Destroyed Certificates. The Company may issue a new certificate for Units in place of any certificate or certificates theretofore issued by it which are alleged to have been lost or destroyed, upon the Member who owns such Units making an affidavit stating that the

Certificate(s) have been lost or destroyed, and providing an indemnity in form and substance reasonably satisfactory to the Company.

SECTION 13.02.                                                    Transfer of Units. No Transfer of Units shall be valid as against the Company except for any Transfer duly made in accordance with Article VII, and upon surrender to the transferee of the certificate therefor, accompanied by an assignment or Transfer by the Member.

SECTION 13.03.                                                    Regulations. The Board may make such additional rules and regulations, not inconsistent with this Agreement, as it may deem expedient with respect to the issuance, Transfer and recordation of certificates for the Units.

SECTION 13.04.                                                    Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units to receive distributions and to vote as an owner of such Units, if such rights are applicable to such Units, and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice thereof.

SECTION 13.05.                                                    Economic and Voting Privileges. Notwithstanding anything contained in this Agreement, the holders of Class A Units shall be entitled to vote on each such matter properly submitted to a vote of the Members in accordance with the Delaware Act and this Agreement, and shall have such rights to receive allocations and distributions of capital and assets and other economic benefits in accordance with the terms of this Agreement and the Delaware Act.

ARTICLE XIV

ADDITIONAL AGREEMENTS

SECTION 14.01.                                                    Intentionally Omitted.

SECTION 14.02.                                                    Mergers, Etc. If the Board and the Members holding a majority of the outstanding Units approve or other voting equity securities of the Company (a) any merger, consolidation, amalgamation or other business combination involving the Company, (b) any acquisition by purchase or otherwise of all or a material portion of the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (c) the sale of all of the business or assets of, or substantially all of the assets of, the Company, then each Member agrees to vote or cause to be voted all of its Units in favor of such transaction and agrees not to exercise (and hereby expressly waives) any appraisal or dissenters’ rights available under any rule, regulation, statute, agreement, the certificate of incorporation, the by-laws or otherwise. If the Board and the Members holding a majority of the outstanding Units or other voting equity securities of the Company approve any merger with or into the Company or any of its Affiliates (or any similar combination transaction), then, in addition to the foregoing, each Member agrees to become a party to a limited liability company agreement, limited partnership agreement or stockholders’ agreement, as applicable, of the surviving entity in such transaction having substantially the same terms as set forth herein. The obligations of each Member with respect to any transaction subject to this Section 14.02 shall be conditioned on the same terms in such transaction applying to such Member as apply to all other Members.

SECTION 14.03.                                                    Irrevocable Proxy; Conflicting Agreements.

(a)                                 Grant of Proxy. In order to secure the obligation of each of the Members to vote his, her or its Units or other voting equity securities of the Company in accordance with the provisions of Section 5.02 and this Section 14.03, and for other good and valuable consideration, each of the Members hereby appoints the AS Investor, as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his, her or its Units or other voting equity securities of the Company on all matters that may be submitted to a vote of the holders of Units or other voting equity securities of the Company. The AS Investor may exercise the irrevocable proxies granted to it hereunder at any time any Member fails to comply with the provisions of this Agreement. The proxies and powers granted by each of the Members pursuant to this Section 14.03 are coupled with an interest and are given to secure the performance of his or her obligations to the AS Investor under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive, to the extent applicable, the death, incompetency and Disability of the Members and the respective holders of their securities.

(b)                                 No Conflict. Each Member represents that he, she or it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Member shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

SECTION 14.04.                                                    Additional Securities Subject to this Agreement. Each Member agrees that any Unit or other equity security of the Company which such Member acquires after the date hereof by means of a unit split, dividend, distribution or exercise or conversion of options, warrants, convertible membership interests, rights, calls or other securities exchangeable or exercisable for or convertible into Units or other equity securities of the Company or by a Transfer or Issuance pursuant to this Agreement or otherwise, will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

ARTICLE XV

MISCELLANEOUS

SECTION 15.01.                                                    Severability. The terms, conditions, and provisions of this Agreement are fully severable, and the decision or Judgment of any arbitrator or court of competent jurisdiction rendering illegal, void or unenforceable any one or more of such terms, conditions or provisions shall not render illegal, void or unenforceable any of the other terms, conditions or provisions hereof and such illegal, void or unenforceable term shall be replaced with a legal, valid and enforceable term which would to the greatest degree possible reflect the original intentions of the parties hereunder.

SECTION 15.02.                                                    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made when (a) delivered by hand, (b) received, if sent by Express Mail, FedEx or other express delivery service or registered or certified mail, return receipt requested, or (c) sent by telecopier (with receipt confirmed by telephone) to the respective parties at the following addresses (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, facsimile, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth on the signature pages (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.02).

(a)                                 If to the Company, to:

ASP Grede Intermediate Holdings LLC

c/o American Securities LLC

299 Park Avenue, 34th Floor

New York, NY 10171

Attention: General Counsel

Fax: (212) 679-5524

with a copy to:

Weil, Gotshal and Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Weisser, Esq.

Fax: (212)310-8007

(b)                                 If to any Member, to them at their last known address or telecopier number in the personnel records of the Company or as otherwise recorded in accordance with Section 4.03.

SECTION 15.03.                                                    Headings. The titles at the heading of each Article or Section of this Agreement are for convenience of reference only, and are not to be deemed a part of the Agreement itself.

SECTION 15.04.                                                    Entire Agreement. This Agreement and the other agreements and documents referenced herein or contemplated hereby, constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement, provided, however, that nothing contained in this agreement shall in any way limit the enforceability of any restrictive covenant in any other agreement to which any Minority Investor is a party or any employment agreement between any Member and the Company or any of its Subsidiaries.

SECTION 15.05.                                                    Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.

SECTION 15.06.                                                    Amendments: Waiver.

(a)                                 This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by (a) the Company, (b) the AS Investor and (c) the holders of a majority of the Units held by the Minority Investors; provided, that any amendment, supplement or other modification that treats any Minority Investor in a manner that is materially disproportionate from the treatment afforded to all other Minority Investors shall not be effective as to such Minority Investor without his, her or its prior written consent. Notwithstanding the foregoing, in no event shall (x) the issuance of additional Units pursuant to this Agreement, (y) the grant of rights to any Person who makes an investment in the Company in consideration for the receipt of Units (so long as the granting of such rights does not also involve the modification or elimination of rights granted previously to holders of Units) or (y) any amendment or modification of this Agreement to reflect the foregoing be deemed to result in any Minority Investor being treated in a manner that is materially disproportionate. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

(b)                                 [Intentionally Omitted.]

(c)                                  No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

SECTION 15.07.                                                    Confidential Information. At all times during the term of this Agreement and for a period of two years thereafter or for a period of two years after any Person ceases to be a Member hereunder, each such party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, any matters or affairs or the business of the Company or any Member, including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, plans for future development of or concerning the Company, any Member or their respective Affiliates (collectively, “Confidential Information”), except as may be required under Applicable Law and except for information that is currently available to the public, or thereafter becomes available to the public other than as a result of a breach of this Section 15.07. To the extent that such Confidential Information is revealed, each party shall use its best efforts to have the Persons receiving such information retain it in confidence. Upon termination of this Agreement, each party shall return to the applicable other party or destroy all memoranda, notes, records, reports and other documents (including all copies thereof) relating to such Confidential Information which such party may then possess or have under its control.

SECTION 15.08.                                                    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

SECTION 15.09.                                                    Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles that would permit or require the application of the substantive laws of any other jurisdiction.

SECTION 15.10.                                                    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each party hereto; provided, however that no party hereto may Transfer or assign any of such party’s Units (or any portion thereof or any beneficial interest therein) or such party’s rights, interests or obligations hereunder, except in accordance with the terms of this Agreement.

SECTION 15.11.                                                    Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 15.12.                                                    Equitable Remedies. The rights and remedies of the Members under this Agreement shall not be mutually exclusive (i.e., the exercise of one or more of the rights under this Agreement shall not preclude the exercise of rights under any other provision). Each Member acknowledges that no adequate remedy of law would be available for a breach of this Agreement, and that a breach of this Agreement by one Member would irreparably injure the others, and each Member accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction, or other equitable remedy (without bond or security being required), and each Member waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other Members are not irreparably injured. Nothing contained herein, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member as against the others for a breach of any provision, it being the intention of this Section 15.12 to make clear the agreement of the Members that the respective rights and obligations of the Members shall be enforceable in equity as well as at law or otherwise.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

MEMBER

ASP GREDE HOLDINGS LLC

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO LLC AGREEMENT OF ASP GREDE INTERMEDIATE HOLDINGS LLC]